UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: August 22, 2007

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

16801 W. 116th Street, Suite 100

Lenexa, Kansas 66219

(Address of principal executive offices, including zip code)

(913) 469-5615

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As consideration for his agreeing to serve as the Company’s chief executive officer and president (as set out in greater detail in response to Item 5.02 below), the Company entered into an Employment Agreement with Mr. S.A. “Al” Sehsuvaroglu, effective as of August 15, 2007, contingent on board approval which was received on August 22, 2007 (as described below in response to Item 5.02). All discussion of the Employment Agreement in this Item 1.01 is qualified in its entirety to the Agreement itself, which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

The Employment Agreement has a term of three (3) years, with the possibility of extension by mutual agreement. Mr. Sehsuvaroglu’s salary will be $600,000 per year, with Mr. Sehsuvaroglu responsible for paying all taxes or national insurance amounts required for the jurisdictions in which he will reside/work. As further consideration, the Company has issued to Mr. Sehsuvaroglu options, expiring September 1, 2012, to purchase 18,574,103 shares of the Company’s class A common Stock. The exercise price for options underlying 12,382,736 shares is $0.15, the exercise price for options underlying 2,063,781 shares is $0.50, the exercise price for options underlying 2,063,781 shares is $1.00 and the exercise price for options underlying the remaining 2,063,781 shares is $1.50. The $0.50 options and 1/3 of the $0.15 options (amounting to 4,127,579 shares) vested on August 15, 2007. The $1.00 options and 1/3 of the $0.15 options (amounting to 4,127,579 shares) vest on August 15, 2008. The $1.50 options and the remaining 1/3 of the $0.15 options (amounting to 4,127,579 shares) vest on August 15, 2009.

The Employment Agreement provides Mr. Sehsuvaroglu with bonuses if certain targets are met. If, at August 15 of a given year during the lifetime of the contract, the Company’s market capitalization is 10% or more higher than at August 15 of the prior year, the Company will pay Mr. Sehsuvaroglu a bonus of $200,000. At commencement of commercial production from the Company’s first discovery of hydrocarbon in the Company’s license area, the Company will pay Mr. Sehsuvaroglu a one-time bonus of $1,000,000. Mr. Sehsuvaroglu will receive a bonus of 2% of any gross proceeds for all financings he raises during his tenure, to an aggregate ceiling of $400,000.

In addition to the customary benefits for executives in his position, such as deemed eligibility to participate in any employee benefit plans as the Company establishes them, Mr. Sehsuvaroglu may be eligible to receive an office and administration allowance of up to $60,000 per year.

The Company may terminate the Agreement without cause by providing 12-month prior written notice. The Company may terminate the Agreement with cause without notice.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2007 the Company accepted the resignation of Mr. Malcolm Bendall, the Company’s chief executive officer and chief financial officer and the chair of the Company’s board of directors. Mr. Bendall intends to pursue other personal projects. The Company and Mr. Bendall have agreed that Mr. Bendall will serve as a consultant to the Company, subject to signing of a definitive Consulting Agreement, in order to ensure that the Company shall continue to have access to Mr. Bendall’s experience.

Concurrent with the resignation of Mr. Bendall, the board approved the Employment Agreement with Mr. S.A. “Al” Sehsuvaroglu as Chief Executive Officer and President. Mr. Sehsuvaroglu has over 29 years experience in the oil and gas industry. He served as President and Chief Executive Officer of Big Sky Energy Corporation from Jan 2005 to Jan 2007 and as the Vice-Chairman of the Kazakhstan Petroleum Association from 2003 to 2007, dealing with national oil & gas production issues and providing consultancy to Legislative Bodies during preparation of energy related laws. He was one of the founding members and Director of the Board of Kazakhstan-Canadian Business Association.

Previously, Mr. Sehsuvaroglu served as Senior Vice-President Operations and later as Sr. VP Corporate Planning & Economics at Nelson Resources Limited, supervising an operation with a daily production that increased from zero to over 40,000 bopd in three years. From 2000 to 2001, Mr. Sehsuvaroglu was Country Director for Kazakhstan for Halliburton’s Kellogg Brown & Root division. From 1978 to 2000, he served in various engineering and management roles with the multinational service company Halliburton, having worked in USA, Europe, Central Asia and Africa. Mr. Sehsuvaroglu is a graduate Nuclear Engineer from Kansas State University and is a Registered Petroleum Engineer in the State of Texas.

A copy of the employment agreement with Mr. Sehsuvaroglu is discussed in response to Item 1.01 and is filed as Exhibit 10.1 to this Current Report on Form 8-K. Mr. Sehsuvaroglu was also invited and accepted the invitation to join the Company’s board of directors as an executive director.

Concurrent with the resignation of Mr. Bendall as chair of the Company’s board of directors, the board appointed Mr. Michael Roberts as the new chair of the board of directors.

Mr. Roberts has over 20 years investment experience in Oil and Gas exploration companies and served for 14 years as a CEO of the parent of an oil and gas exploration group focusing on offshore China. Mr. Roberts is a qualified accountant and previously had a career in investment banking in London and the Far East. He now serves as an independent non-executive director on the Boards of a number of companies specializing in Natural Resources in Australasia and Africa.

Great South Land Minerals Limited, a wholly-owned subsidiary of the Company, entered into a Farm-In Agreement, previously disclosed in the Company’s registration statement on Form SB-2 and filed with the Securities Exchange Commission on August 2, 2006 (that agreement and the related disclosure are hereby incorporated by reference in their entirety), with MR Associates LLP. MR Associates is wholly owned and controlled by Mr. Roberts.

The Company and Mr. Roberts have approved the terms of an agreement they expect to sign that would, subject to approvals, agreement as to specific terms and signature, provide for a right for the Company to acquire a petroleum license territory from MR Associates in exchange for shares of common stock. The agreement is also expected to include a ‘put option’ requiring the Company to acquire the territory for the same consideration. The agreement is also expected to terminate the Farm-In Agreement described above.

Additionally, on August 26, 2007, Mr. John Garrison, a director of the Company, agreed to serve as the Company’s chief financial officer. Mr. Garrison has been a director with the Company since April 1999. As set out in the Company’s annual report on Form 10-KSB, Mr. Garrison is a certified public accountant with over twenty-five years of experience in accounting, auditing and financial management. He served as corporate secretary, director and chief accounting officer of Infinity, Inc., a publicly traded oilfield service and oil and gas exploration and development company from April 1995 to August 1999. He is also a director of Quest Resources, Inc., a publicly traded energy company. He is licensed to practice public accountancy in Kansas and Missouri and has been involved in an active practice since 1976. Mr. Garrison received a degree in business administration and accounting from Kansas State University in 1974.

Item 8.01	Other Events

On August 27, 2007 we issued a press release disclosing the changes in the Company’s officers and directors.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Mr. S.A. Sehsuvaroglu dated August 15, 2007.

10.2	Farm-in Agreement - Special Exploration Licence SEL 13/98 between MR Associates LLP and Great South Land Minerals Limited, dated December 20, 2005 (incorporated by reference to Exhibit 10.8 to Form SB-2 filed with the Securities and Exchange Commission on August 2, 2006).

99.1	Press release dated August 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: August 27, 2007	By:	/s/ S.A. Sehsuvaroglu
Mr. S.A. Sehsuvaroglu
President and CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between the Company and Mr. S.A. Sehsuvaroglu dated August 15, 2007.

10.2	Farm-in Agreement - Special Exploration Licence SEL 13/98 between MR Associates LLP and Great South Land Minerals Limited, dated December 20, 2005 (incorporated by reference to Exhibit 10.8 to Form SB-2 filed with the Securities and Exchange Commission on August 2, 2006).

99.1	Press release dated August 27, 2007.